INDEPENDENT AUDITORS' CONSENT


BOARD OF DIRECTORS AND STOCKHOLDERS
INTELIDATA TECHNOLOGIES CORPORATION
HERNDON, VIRGINIA

We consent to the  incorporation  by reference in  Registration  Statements  No.
333-16115, No. 333-16117 and No. 333-16121 of InteliData Technologies Corporation on Form S-8 of our report dated February 4, 1998 appearing in this Annual Report on Form 10-K of InteliData Technologies Corporation for the year ended December 31, 1997.



/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Hartford, Connecticut
March 27, 1998